Exhibit 10.1

Execution version

TERMINATION, SETTLEMENT AND RELEASE AGREEMENT

This Termination, Settlement and Release Agreement (this “Agreement”) is entered into as of September 1, 2016 (the “Effective Date”) by and among Jamex, LLC, a Delaware limited liability company (“Jamex Parent”), Jamex Marketing, LLC, a Louisiana limited liability company (“Jamex”), Jamex Unitholder, LLC, a Delaware limited liability company (“Jamex Unitholder” and, together with Jamex and Jamex Parent, the “Jamex Entities”), and James Ballengee (“Ballengee” and, together with the Jamex Entities, the “Jamex Parties”), on the one hand, and Ferrellgas Partners, L.P., a Delaware limited partnership (“FGP”), Ferrellgas, L.P., a Delaware limited partnership (“FGP OLP”), and Bridger Logistics, LLC, a Louisiana limited liability company and subsidiary of FGP (“Bridger” and, together with FGP and FGP OLP, the “FGP Parties”).  Jamex Parent, Jamex, Jamex Unitholder, Ballengee, FGP and Bridger shall be referred to individually by name or as the “Party” or collectively as the “Parties.”  For purposes of Section 3(c) only, Bridger Storage, LLC (“Bridger Storage”), a Subsidiary of Bridger, is also executing this Agreement.

W I T N E S S E T H

WHEREAS:

(1)                     FGP obtained its interest in Bridger pursuant to that Purchase and Sale Agreement between Bridger, LLC (now known as Jamex, LLC) and FGP dated as of May 29, 2015 (the “PSA”);

(2)                     FGP claims a working capital adjustment of $8,141,208 pursuant to the terms of the PSA, which working capital adjustment FGP and Jamex Parent have heretofore been disputing via arbitration (such $8,141,208 amount and the dispute related thereto collectively referred to herein as the “Working Capital Dispute”);

(3)                     As part of its consideration for Bridger under the PSA, on June 24, 2015 Jamex received 9,542,895 common units representing limited partner interests in FGP (“Common Units”);

(4)                     Bridger and Jamex are party to that certain Transportation and Logistics Agreement dated June 23, 2015 (as supplemented by that certain Letter Agreement dated January 13, 2016 and amended on February 22, 2016, the “TLA”) whereby Bridger or its subsidiary or contractor provides certain crude oil logistics services to Jamex, and in return, Jamex from time to time makes certain cash payments to Bridger;

(5)                     Jamex owes Bridger $44,000,000 related to the provision of services under the TLA before and through July 31, 2016 and $5,500,000 related to the provision of services under the TLA from August 1, 2016 through August 31, 2016 (such $49,500,000 amount collectively referred to herein as the “Existing TLA Obligation”);

(6)                     Bridger and Monroe Energy, LLC (“Monroe”) are party to that certain Transportation and Logistics Agreement dated May 26, 2015 whereby Bridger agreed to render certain services to Monroe;

(7)                     Certain legal claims of the FGP Parties exist or may arise under or in connection with the TLA and the PSA (together, the “Core Agreements”) and other agreements and dealings between the Parties; and

(8)                     The Parties have decided to avoid continued disagreement and potential litigation, and now desire to enter into this Agreement regarding such claims and the other matters addressed herein.

NOW, THEREFORE, for and in consideration of the mutual promises and benefits expressed below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties voluntarily and knowingly execute this Agreement with the express intent of being bound to all obligations, terms, and conditions contained herein and agree as follows:

1.                                      Defined Terms and Interpretation.

(a)                                 For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1(a):

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Affiliate Guaranty” means that certain Guaranty Agreement, dated as of the Effective Date, executed and delivered by Ballengee and Bacchus in favor of Bridger, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Bacchus” means Bacchus Capital Trading, LLC, a Louisiana limited liability company.

“Berthold Facility” means that certain oil storage facility located at the Berthold West Tank Farm in Berthold, North Dakota.

“Berthold Oil Storage Agreement” means that certain Oil Storage Agreement, dated as of November 1, 2013, by and between Bridger Storage and Jamex.

“BTS Buyer” means Jamex Transfer Holdings, LLC, a Texas limited liability company.

“BTS PSA” means that certain Purchase and Sale Agreement, dated as of February 22, 2016, by and between Bridger and BTS Buyer.

“BTS Transfer Documents” means the BTS PSA and the other Transaction Documents as such term is defined in the BTS PSA, and that certain letter agreement, dated as of January 13, 2016, by and between Bridger and BTS Buyer.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in Dallas, Texas.

“Change of Control” means (i) any transaction or occurrence pursuant to which James Ballengee is no longer the beneficial owner, directly or indirectly, of at least a majority of the total outstanding equity securities of Jamex and Jamex Parent or (ii) a sale, lease or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets (which, for the avoidance of doubt, shall include securities of the Jamex Parent Subsidiaries) of Jamex Parent and the Jamex Parent Subsidiaries on a consolidated basis; provided, however, that no sale (or series of sales) of Common Units shall constitute a Change of Control.

“Claim” means any and all accounts, agreements, avoidance actions, bills, bonds, causes, causes of action, charges, claims, complaints, contracts, controversies, costs, counterclaims, damages, debts, demands, equitable proceedings, executions, expenses, legal proceedings, liabilities, losses, matters, objections, obligations, orders, proceedings, reckonings, remedies, rights, setoffs, suits, sums of money, of any kind, at common Law, statutory or otherwise, whether known or unknown, whether matured or unmatured, whether absolute or contingent, whether asserted directly or derivatively by or on behalf of any Releasor(s) of the Person asserting the Claim, whether suspected or unsuspected, whether liquidated or unliquidated (including breach of contract, breach of any special relationship, breach of duty of care, breach of duty of loyalty, breach of fiduciary duty, concealment, conflicts of interest, conspiracy, control, course of conduct or dealing, debt recharacterization, deceit, deceptive trade practices, deepening insolvency, defamation, disclosure, duress, economic duress, equitable subordination, fraud, fraudulent conveyance, fraudulent transfer, gross negligence, insolvency Law violations, interference with contractual and business relationships, misrepresentation, misuse of insider information, negligence, breach of obligation of fair dealing, breach of obligation of good faith and fair dealing, breach of obligation of good faith, preference, secrecy, securities and antitrust Laws violations, substantive consolidation, tying arrangements, unconscionability, usury, violations of statutes and regulations of Governmental Entities, instrumentalities and agencies, wrongful recoupment or setoff, or any tort, whether common Law, statutory or in equity, and including as a result of, or in relation to, any negligence of any Party).

“Commission” means the U.S. Securities and Exchange Commission.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding or undertaking, commitment or obligation, whether written or oral.

“Control Agreement” means that certain Control Agreement dated as of the Effective Date among Morgan Stanley Smith Barney LLC, as securities intermediary, Jamex Unitholder, as account holder, and FGP OLP, as secured party, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Losses” means (i) punitive or exemplary damages, (ii) lost profits (including lost benefits, loss of enterprise value, diminution in value or loss of goodwill) and (iii) Losses that are not, as of the Effective Date, the probable and reasonably foreseeable result of the matters giving rise to such claim for indemnification, except in each case to the extent any such Losses are required to be paid to a third party.

“GAAP” means generally accepted accounting principles in the United States as of the Effective Date.

“Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Guarantors” means the Guarantors party to the Jamex Entities Note Guaranty and the Guarantors party to the Jamex Entities WCF Guaranty.

“Jamex Entities Note Guaranty” means that certain Guaranty and Pledge Agreement (Term Note), dated as of the Effective Date, executed and delivered by the Guarantors party thereto in favor of Bridger, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Jamex Entities WCF Guaranty” means that certain Guaranty and Pledge Agreement (Secured Revolving Promissory Note), dated as of the Effective Date, executed and delivered by the Guarantors party thereto in favor of Bridger, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Jamex Parent Subsidiaries” means Jamex, Jamex Unitholder, BTS Buyer, Jamex Transfer Services, LLC, a Louisiana limited liability company, and Jamex Administrative Services, LLC, a Louisiana limited liability company.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other applicable requirement of any Governmental Entity.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever; provided that in no event shall an operating lease be deemed a Lien.

“Losses” means any and all losses, damages, adverse claims, fines, liabilities or obligations, including reasonable fees, disbursements and expenses of legal counsel and other professionals and costs of investigation relating thereto); provided, however, that “Losses” shall not include any Excluded Losses.

“Non-Compete Agreement” means that certain letter agreement regarding non-competition matters as specified therein, dated as of May 29, 2015, between FGP and Ballengee.

“Note” means that certain promissory note dated as of the Effective Date and made by Jamex in the original principal amount of $49,500,000 in favor of Bridger.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the business for such Person, through the Effective Date consistent with past practice.

“Payoff Date” means the first date on which no unpaid amount remains outstanding under the Note (whether principal or interest).

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Security Agreement” means that certain Security and Pledge Agreement dated as of the Effective Date by Jamex and the Guarantors in favor of FGP OLP, as collateral agent for the benefit of the holders of the Note and the Working Capital Note, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such Person or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of such corporation, limited liability company, partnership, association or business entity.

“Transaction Agreements” means this Agreement, the Note, the Working Capital Note, the Security Agreement, the Affiliate Guaranty, the Jamex Entities Note Guaranty, the Jamex Entities WCF Guaranty, the Control Agreement and any letter agreement entered into by and among any or all of the Parties on or after the Effective Date that makes specific reference to this Agreement and expressly states in such letter agreement that the Parties intend it to be a part of or supplement to this Agreement

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, gift, grant of a security interest or other direct or indirect disposition or encumbrance (whether with or without consideration, whether voluntarily or involuntarily or by operation of Law) or the acts thereof, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain, is transferred or shifted to another Person. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

(b)                                 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Whenever the context so requires, the singular shall include the plural, the plural shall include the singular, and the use of a gender shall include all genders. When a reference is made in this Agreement to a Section, subsection, paragraph, clause, exhibit, annex or schedule, such reference shall be to a Section, subsection, paragraph, clause, exhibit, annex or schedule to this Agreement unless otherwise indicated. The terms “hereof,” “herein” and “hereunder” and terms of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the terms “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  The terms “writing” and “written” and terms of like import used in this Agreement shall refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. All exhibits, annexes and schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All references to currency herein shall be to, and all payments required hereunder shall be paid in, lawful currency of the United States. All accounting terms used herein and not expressly defined herein shall have the meaning given to them under GAAP.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”.  When used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”. The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation.

2.                                      Certain Payments and Transactions.

(a)                                 Immediately prior to the execution and delivery of this Agreement, (i) Jamex Unitholder owned 4,771,447 Common Units, all of which were pledged as collateral to secure Jamex Unitholder’s obligations under the Margin Loan Agreement among Jamex Unitholder, as borrower, Morgan Stanley Bank, N.A., as lender (“Morgan Stanley”), and Morgan Stanley & Co. LLC, as calculation agent, dated as of November 20, 2015 (the “MS Loan Agreement”), all of which were represented by book-entry account number [omitted] held at Morgan Stanley in a collateral account under the MS Loan Agreement (the “Collateral Account”) and (ii) the Collateral Account also held $18,139,353.90 in cash (the “Cash Collateral”) to secure Jamex Unitholder’s obligations under the MS Loan Agreement.

(b)                                 Effective as of the Effective Date, Morgan Stanley, Morgan Stanley & Co., LLC, the Jamex Parties and FGP entered into a payoff letter (the “Payoff Letter”) with respect to the payoff and satisfaction of Jamex Unitholder’s outstanding obligations under the MS Loan Agreement, which Payoff Letter provides for, among other things, (i) the termination of the MS Loan Agreement and related documents, and (ii) the transfer of the Transferred Units

(defined herein) to the account of FGP (to FGP’s transfer agent or as otherwise specified by FGP pursuant to instructions to Morgan Stanley contained in the Payoff Letter), for cancellation, in each case following application by Morgan Stanley of the Cash Collateral and receipt by Morgan Stanley of the Payoff Amount (as defined in the Payoff Letter).

(c)                                  Pursuant to the Payoff Letter, Morgan Stanley will apply the full amount of the Cash Collateral to reduce the amount outstanding under the MS Loan Agreement.

(d)                                 Concurrent herewith, Jamex has delivered to Morgan Stanley $8,186,709.57 cash in immediately available funds (the “Jamex Payment”) and FGP has delivered to Morgan Stanley $16,851,185.38 cash in immediately available funds (the “FGP Payment”), which together with the application by Morgan Stanley of the Cash Collateral constitutes receipt by Morgan Stanley of the Payoff Amount.

(e)                                  The Parties acknowledge that the payment of the FGP Payment by FGP to Morgan Stanley is for administrative and convenience purposes only and effected in such manner at the mutual direction of the Parties, provided that this Agreement shall reflect the acknowledgment of the Parties that the payment of the FGP Payment shall be deemed made by FGP to Jamex as consideration for the Transferred Units and then an amount equal to the FGP Payment shall be deemed paid by Jamex to Morgan Stanley.

(f)                                   Upon the terms and as part of the consideration for the execution and delivery of this Agreement, Jamex Unitholder hereby assigns, sells, transfers and delivers to FGP, and FGP hereby accepts and receives from Jamex Unitholder, 850,000 Common Units (such  Common Units, the “Transferred Units”).  Immediately following the transfer of the Transferred Units to FGP, Jamex Unitholder owns 3,921,447 Common Units (such Common Units, the “Jamex Units”).

(g)                                  Upon the terms and as part of the consideration for the execution and delivery of this Agreement, each Jamex Party hereby sells, conveys, assigns, transfers, sets over, and delivers unto Bridger all of such Jamex Party’s rights, title, and interest in and to the line fill and tank bottoms at the locations described on Schedule 2(g); provided, however, that no Jamex Party makes any representation or warranty as to the quantum of oil in any such location or as to such Jamex Party’s title thereto.

3.                                      Satisfaction of Existing TLA Obligation; Execution and Delivery of the Other Transaction Agreements; and Termination of TLA and Additional Agreements.

(a)                                 In full satisfaction of Jamex’s obligation to pay to Bridger the Existing TLA Obligation, concurrent with the Parties’ execution and delivery of this Agreement pursuant to which, among other things, the TLA is terminated and the Existing TLA Obligation is extinguished, (1) Jamex has executed and delivered the Note to Bridger, (2) Ballengee and Bacchus have executed and delivered the Affiliate Guaranty to Bridger, (3) the Guarantors have executed and delivered the Jamex Entities Note Guaranty to Bridger, and (4) Jamex and the Guarantors (other than Jamex Parent) have executed and delivered the Security Agreement to FGP OLP, as collateral agent for the benefit of the holders of the Note and the Working Capital Note.

(b)                                 In connection with the execution and delivery of this Agreement and the other Transaction Agreements referred to in Section 3(a), (1) FGP OLP and Jamex have entered into that certain Secured Revolving Promissory Note, dated as of the Effective Date, pursuant to which FGP OLP is agreeing to provide (subject to the terms therein) committed working capital financing to Jamex of up to $5,000,000 (the “Working Capital Note”) and (2) the Guarantors have executed and delivered the Jamex Entities WCF Guaranty to FGP OLP.

(c)                                  Effective as of the Effective Date, without any further action by any Party or any other Person, (i) Jamex and Bridger hereby terminate the TLA, (ii) Jamex and Bridger Storage hereby terminate the Berthold Oil Storage Agreement, and (iii) the applicable Parties hereby terminate any existing Contract between or among any FGP Party, on the one hand, and any Jamex Party, on the other hand (other than the Transaction Agreements, the Non-Compete Agreement and the BTS Transfer Documents), in each case without any further liability or obligation of any party thereunder.

4.                                      Release Provisions.

(a)                                 The Parties have agreed to the provisions of this Section 4 solely for the purpose of avoiding the nuisance, risk and expense of litigation over disputed claims.  The provisions of this Section 4 are not intended and should not be construed as an admission of liability by any Party because all such liability is expressly denied by each Party.

(b)                                 In consideration of the agreements and other valuable consideration set forth herein and in the other Transaction Agreements, subject to Section 4(f), each FGP Party, for itself and its past, present, and future Subsidiaries and each of their respective past, present, and future shareholders, directors, officers, partners, managers, members, employees, counsel, agents, representatives, contractors, and subcontractors, and each of their respective successors and assigns (in each case excluding the Jamex Parties) (collectively, the “FGP Releasors”), does hereby finally, unconditionally, irrevocably, and absolutely release, acquit, remise, and forever discharge each Jamex Party, its past, present, and future Subsidiaries and each of their respective past, present, and future shareholders, directors, officers, partners, managers, members, employees, counsel, agents, representatives, contractors, and subcontractors, and each of their respective successors and assigns (the “Jamex Releasees”) from any and all Claims that the FGP Releasors may now have, have ever had, or that might subsequently accrue (to the extent relating to any action, inaction, event, circumstance or occurrence occurring or alleged to occur on or prior to the Effective Date) to the FGP Releasors, including any Claims (i) based on the terms of the Core Agreements (including the Existing TLA Obligation) or (ii) described on Annex A, in case of each of foregoing clauses (i) and (ii), including any rights to indemnification, reimbursement, or compensation from any Jamex Releasee; provided, however, that this release does not affect, and the FGP Parties do not release, (x) any of the obligations of any Jamex Party (or any rights or claims of any FGP Party) arising under or with respect to any Transaction Agreement or the Non-Compete Agreement, (y) the rights and remedies of Bridger (or any Seller Indemnitee as such term is used in the BTS PSA) under the BTS Transfer Documents, or (z) the representations, warranties, covenants, and agreements made by BTS Buyer to Bridger Buyer under the BTS Transfer Documents.

(c)                                  In consideration of the agreements and other valuable consideration set forth herein and the other Transaction Agreements, subject to Section 4(f) below, each Jamex Party, for itself and its past, present, and future Subsidiaries and each of their respective past, present, and future shareholders, directors, officers, partners, managers, members, employees, counsel, agents, representatives, contractors, and subcontractors, and each of their respective successors and assigns (in each case excluding the FGP Parties) (collectively, the “Jamex Releasors” and, together with the FGP Releasors, the “Releasors”), does hereby finally, unconditionally, irrevocably, and absolutely release, acquit, remise, and forever discharge each FGP Party, its past, present, and future Subsidiaries and each of their respective past, present, and future shareholders, directors, officers, partners, managers, members, employees, counsel, agents, representatives, contractors, and subcontractors, and each of their respective successors and assigns (the “FGP Releasees” and, together with the Jamex Releasees, the “Releasees”) from any and all Claims that the Jamex Releasors may now have, have ever had, or that might subsequently accrue (to the extent relating to any action, inaction, event, circumstance or occurrence occurring or alleged to occur on or prior to the Effective Date) to the Jamex Releasors, including any Claims (i) based on the terms of the Core Agreements (including the Existing TLA Obligation) or (ii) described on Annex A, in case of each of foregoing clauses (i) and (ii), including any rights to indemnification, reimbursement, or compensation from any FGP Releasee; provided, however, that this release does not affect, and the Jamex Parties do not release, (x) any of the obligations of any FGP Party (or any rights or claims of any Jamex Party) arising under or with respect to any Transaction Agreement, (y) the rights and remedies of BTS Buyer (or any Buyer Indemnitee as such term is used in the BTS PSA) under the BTS Transfer Documents, including with respect to Retained Liabilities (as such term is defined in the BTS PSA), or (z) the representations, warranties, covenants, and agreements made by Bridger to BTS Buyer under the BTS Transfer Documents.

(d)                                 Each FGP Party and each Jamex Party hereby irrevocably waives and covenants and agrees to forbear and refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced or instituted, any legal, arbitral or equitable proceeding of any kind (whether actual, asserted or prospective) against their respective Releasees based upon any matter released or purported to be released pursuant to this Section 4.

(e)                                  Without in any way limiting any of the rights and remedies otherwise available to any Releasee, (i) each FGP Party shall indemnify and hold harmless the Jamex Releasees from and against all liabilities, claims, damages and expenses, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any FGP Party or any FGP Releasor of any Claim or other matter released or purported to be released pursuant to this Section 4, (ii) Ballengee shall indemnify and hold harmless the FGP Releasees from and against all liabilities, claims, damages and expenses, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any Jamex Party of any Claim or other matter released or purported to be released pursuant to this Section 4, and (iii) each Jamex Party (other than Ballengee) shall indemnify and hold harmless the FGP Releasees from and against all liabilities, claims, damages and expenses, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any Jamex Party or any Jamex Releasor of any Claim or other matter released or purported to be released pursuant to this Section 4.  Notwithstanding anything to the contrary in this Agreement, the indemnification rights provided for in this Section 4(e) shall be the sole and exclusive remedy of the Parties (including their respective Releasees) relating to or arising out of any Claim or other matter released or purported to be released pursuant to this Section 4.

(f)                                   Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement shall not impair or diminish any right or obligation of any Party under, nor shall anything in this release operate as a release of any Claim that any Party may have against any other Person or be construed to restrict, limit or prohibit any Party from initiating or prosecuting any suit or making any Claim relating to rights of such Party arising under or otherwise expressly contemplated by any Transaction Agreement (whether exercisable directly or indirectly by such Party).

(g)                                  The Parties warrant and represent that the claims, suits, rights, or interests which are the subject matter hereto are owned by the Party asserting same and have not been assigned, transferred or sold and are free of Liens.

(h)                                 [Reserved.]

5.                                      Certain Securities Law Matters; Non-Public Information.  On or before September 2, 2016, FGP shall cause a Current Report on Form 8-K (the “Form 8-K”) to be timely filed, as applicable, with respect to the execution and delivery of this Agreement.  In furtherance of the foregoing, (a) FGP shall furnish to Jamex as far in advance as reasonably practicable before filing the Form 8-K a substantially complete draft of such Form 8-K for the purpose of providing Jamex the reasonable opportunity to review, comment on, supplement or object to any portion of such draft and (b) FGP shall reasonably and in good faith consider and incorporate any reasonable comments timely provided by Jamex relating to such draft.

6.                                      Representations and Warranties of the FGP Parties. The FGP Parties hereby represent and warrant, jointly and severally, to the Jamex Parties as follows:

(a)                                 Each FGP Party is a limited partnership or limited liability company, as applicable, duly formed, validly existing, and in good standing under the Laws of the state of its formation.  Each FGP Party has all requisite power and authority to execute, deliver, and perform this Agreement and each other Transaction Agreement to which it is party.  All consents, approvals, authorizations and orders necessary for the execution, delivery, and performance by each FGP Party of this Agreement, and each other Transaction Agreement to which it is party, have been obtained.

(b)                                 Each Transaction Agreement has been duly authorized, executed, and delivered by each FGP Party party thereto and constitutes a valid and binding obligation of each such FGP Party, enforceable against each such FGP Party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)                                  The execution, delivery, and performance by each FGP Party of each Transaction Agreement to which it is party will not (i) result in the violation of the provisions of the organizational documents of such FGP Party, (ii) violate any provision of any existing Law applicable to any FGP Party or (iii) conflict with, result in any breach of, constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any FGP Party pursuant to (A) any order, judgment, award, or decree of any Governmental Entity to which such FGP Party is a party or by which such FGP Party may be bound or to which any of the property or assets of such FGP Party is subject or (B) any Contract to which such FGP Party is a party or by which such FGP Party may be bound or to which any of the property or assets of such FGP Party is subject except, in the cases of subsections (ii) and (iii), for such violations, conflicts, breaches, or defaults as would not, individually or in the aggregate, reasonably be expected to prevent any FGP Party from performing its obligations under any Transaction Agreement to which it is party.

(d)                                 FGP has filed all forms, reports, schedules, and statements (together with any exhibits to the extent filed and not furnished) required to be filed by it with the Commission since December 31, 2015 under the Exchange Act (collectively, the “SEC Documents”). As of their respective dates of filing and except to the extent corrected by a subsequent SEC Document, the SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  FGP has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder with respect to the SEC Documents. Neither FGP nor any of the officers of its general partner has received notice from any governmental entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(e)                                  Except as set forth in or contemplated by the SEC Documents and as contemplated by this Agreement, since December 31, 2015, the business of FGP has been conducted only in the ordinary course of business and there has not been any acquisition or disposition of any material asset by FGP or any contract or arrangement therefor, other than in the ordinary course of business.

(f)                                   FGP acknowledges and agrees that it is aware the Jamex Parties may be in possession of material, non-public information that may affect the value of the Common Units and it may not be privy to such information (if any), and it hereby irrevocably and unconditionally waives and releases the Jamex Parties and their affiliates and their respective officers, directors, members, managers, equityholders, agent, attorneys and employees from all claims that it may have (whether for damages, rescission or any other relief) based on the Jamex Parties’ possession or non-disclosure of any such non-public information.

(g)                                  FGP acknowledges that it has not relied upon any express or implied representations or warranties of any nature, oral or written, made by or on behalf of the Jamex Parties, except for those representations and warranties expressly set forth in this Agreement and the other Transaction Agreements.

(h)                                 FGP acknowledges that the Jamex Parties are relying on the representations, warranties, acknowledgments and agreements of the FGP Parties contained herein as a condition to proceeding with the transactions contemplated hereby and without such representations, warranties, acknowledgments and agreements the Jamex Parties would not enter into this Agreement or transfer the Transferred Units.

7.                                      Representations and Warranties of the Jamex Parties. The Jamex Parties hereby represent and warrant, jointly and severally, to the FGP Parties as follows:

(a)                                 Jamex is a limited liability company duly formed, validly existing, and in good standing under the Laws of the state of Louisiana.  Each of Jamex Parent and Jamex Unitholder is a limited liability company duly formed, validly existing, and in good standing under the Laws of the state of Delaware.  Each Jamex Entity has all requisite power and authority to execute, deliver, and perform its obligations under each Transaction Agreement to which it is party.  All consents, approvals, authorizations and orders necessary for the execution, delivery, and performance by each Jamex Party of each Transaction Agreement to which it is party have been obtained.

(b)                                 Each Transaction Agreement has been duly authorized, executed, and delivered by each Jamex Party party thereto and constitutes a valid and binding obligation of each such Jamex Party, enforceable against each such Jamex Party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.  Ballengee has the legal capacity to execute, deliver and perform this Agreement and the Affiliate Guaranty.

(c)                                  The execution, delivery, and performance by each Jamex Party of each Transaction Agreement to which it is party will not (i) result in the violation of the provisions of the organizational documents of any Jamex Entity, (ii) violate any provision of any existing Law applicable to any Jamex Party or (iii) conflict with, result in any breach of, constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any Jamex Party pursuant to (A) any order, judgment, award, or decree of any Governmental Entity to which any Jamex Party is a party or by which any Jamex Party may be bound or to which any of the property or assets of any Jamex Party is subject or (B) any Contract to which any Jamex Party is a party or by which any Jamex Party may be bound or to which any of the property or assets of any Jamex Party is subject except, in the cases of subsections (ii) and (iii), for such violations, conflicts, breaches, or defaults as would not, individually or in the aggregate, reasonably be expected to prevent any Jamex Party from performing its obligations under any Transaction Agreement to which it is party.

(d)                                 Ballengee indirectly owns 100% of the equity interests in Jamex Parent, which owns 100% of the equity interests in Jamex. Jamex owns 100% of the equity interests in Jamex Unitholder, free and clear of any Liens of any kind or nature whatsoever (other than any encumbrances arising under applicable securities Laws or as a result of agreements to which any of the FGP Parties is a party).  At the time of (but prior to giving effect to) the transfer of the Transferred Units to FGP in accordance with Section 2(f), Jamex Unitholder has good and valid title to the Transferred Units, free and clear of any Liens of any kind or nature whatsoever (other than any encumbrances arising under applicable securities Laws or as a result of agreements to which any of the FGP Parties is a party). Jamex Parent has no Subsidiaries other than the Jamex Parent Subsidiaries, and the Jamex Parent Subsidiaries are all of the Subsidiaries of Jamex Parent.

(e)                                  The representations and warranties of (i) Jamex in the Note and the Working Capital Note, (ii) Ballengee and Bacchus in the Affiliate Guaranty, (iii) the Guarantors party thereto in the Jamex Entities Note Guaranty, (iv) the Guarantors party thereto in the Jamex Entities WCF Guaranty, and (v) Jamex Parent and the Jamex Parent Subsidiaries in the Security Agreement, are in each case, true and correct in all material respects.

(f)                                   The Jamex Parties acknowledge and agree that (i) they have conducted their own investigation of FGP, (ii) they have had access to, and have had an adequate opportunity to review, all information FGP has filed with and furnished to the Commission, including the information set forth in FGP’s filings under the Exchange Act (including any risk factors set forth therein), and such financial and other information as they deem necessary to make the decision to transfer the Transferred Units and (iii) they have been offered the opportunity to ask questions of FGP, and received answers thereto, as they deemed necessary in connection with the decision to transfer the Transferred Units.

(g)                                  The Jamex Parties acknowledge and agree that they are aware that FGP may be in possession of material, non-public information that may affect the value of the Common Units and they may not be privy to such information (if any), and they hereby irrevocably and unconditionally waive and release FGP and its affiliates and their respective officers, directors, members, managers, equityholders, agent, attorneys and employees from all claims that they may have (whether for damages, rescission or any other relief) based on FGP’s possession or non-disclosure of any such non-public information.

(h)                                 Each Jamex Party acknowledges that it has not relied upon any express or implied representations or warranties of any nature, oral or written, made by or on behalf of the FGP Parties, except for those representations and warranties expressly set forth in this Agreement and the other Transaction Agreements.

(i)                                     Each Jamex Party acknowledges that FGP is relying on the representations, warranties, acknowledgments and agreements of the Jamex Parties contained herein as a condition to proceeding with the transactions contemplated hereby and without such representations, warranties, acknowledgments and agreements FGP would not enter into this Agreement or receive the Transferred Units.

(j)                                    Other than (i) under the MS Loan Agreement (which is being repaid concurrent with the execution and delivery of this Agreement), (ii) under the Transaction Agreements and (iii) as set forth on Schedule 7(j), none of Jamex Parent or any Jamex Parent Subsidiary has any outstanding indebtedness for borrowed money and there are no Liens on the Collateral (as defined in the Security Agreement) other than Liens not prohibited by the terms of the Note.

(k)                                 None of Jamex Parent or any of the Guarantors is party to any Contracts with any of its Affiliates (other than intercompany agreements solely between or among any of Jamex and the Guarantors).

8.                                      Covenants of the Jamex Parties. The Jamex Parties agree as follows:

(a)                                 From the Effective Date until the Payoff Date, (i) except as set forth on Schedule 8(a)(i), no Jamex Party shall permit any transaction or Contract between or including Jamex Parent or any Jamex Parent Subsidiary, on the one hand, and any Affiliate thereof (other than any Guarantor), on the other hand; and (ii) no Jamex Party shall permit any Change of Control to occur.

(b)                                 From the Effective Date until the Payoff Date, (i) except as set forth on Schedule 8(b)(i), each Jamex Party shall conduct all of its energy marketing activities solely within or through Jamex Parent and the Guarantors, and (ii) Ballengee shall not directly or indirectly receive any proceeds from any such energy marketing activities conducted solely within or through Jamex Parent or the Guarantors, except (A) by virtue of his equity ownership in Jamex Parent or any Guarantor or (B) through his compensation and benefits (all of which shall be reasonable and consistent with past practices with respect to the work performed) received in the Ordinary Course of Business in his capacity as an employee of Jamex Parent or a Jamex Parent Subsidiary.

(c)                                  From the Effective Date until the Payoff Date, no Jamex Party shall (and no Jamex Party shall permit any Person to) grant any Lien with respect to any Jamex Units held by Jamex or any of its Subsidiaries, or with respect to any distributions or other proceeds, except pursuant to the Control Agreement, in respect of any such Jamex Units, except as contemplated by the Transaction Agreements.

(d)                                 From the Effective Date until the Payoff Date, on no more than two occasions, the Jamex Parties shall permit a third party independent public accountant designated by FGP (“Designee”) to conduct a review of the financial records of the Jamex Parties and their Subsidiaries within the possession of any Jamex Party or any of its Subsidiaries (“Financial Records”). After receiving written notice from FGP of its Designee and its exercise of its review right as provided herein, within fifteen (15) Business Days of such notice, each applicable Jamex Party shall, and shall cause each of its Subsidiaries to, afford to FGP and its Designee full access, during normal business hours upon reasonable notice, to such Financial Records and shall furnish such information concerning its Financial Records as FGP or its Designee shall reasonably request, and shall continue to provide such access and such information for such reasonable period of time required for the Designee to complete such review; provided, however, that such investigation shall not unreasonably disrupt the operations of any Jamex Party or any of its Subsidiaries.

(e)                                  From the Effective Date until the Payoff Date, the Jamex Parties shall provide FGP with audited year-end financial statements and unaudited semi-annual financial statements, in each case, prepared on a GAAP basis (including respective balance sheets, statements of income and cash flows and applicable footnotes), to be delivered as soon as practicable after such financial statements are prepared (which in any case shall be no longer than ninety (90) days after the end of such semi-annual period or one hundred fifty (150) days after the end of such annual period).

(f)                                   [Reserved.]

(g)                                  From the Effective Date until the Payoff Date, no Jamex Party nor any Affiliate thereof shall enter into any Contract pursuant to which it agrees to source or otherwise provide or cause to be delivered oil or other hydrocarbons to Monroe or any Affiliate thereof (a “Future Opportunity”) unless:

(i)                                     such Jamex Party has first offered to FGP in writing (such writing, the “Offer Notice”) the opportunity to provide crude oil logistics services with respect to such Future Opportunity, which offer shall include pricing, volume, term length and other terms specific enough and sufficient for FGP to determine whether it or its Subsidiary should Contract to provide such logistics services; and either

(ii)                                  FGP has declined in writing to provide such crude oil logistics services on the terms set forth in the Offer Notice or FGP has not responded in writing with respect to such Offer Notice within 15 days of its receipt thereof (in either of such cases, Jamex shall be permitted to enter into the Contract for such Future Opportunity so long as the ultimate provider of crude oil logistics services with respect to such Future Opportunity enters into a Contract to provide such services on terms no more favorable to such provider as those that were set forth in the Offer Notice; provided, however, that Jamex shall not enter into any such Contract more than 90 days after the date of such FGP written declination or the last day of such 15-day period); or

(iii)                               FGP has entered into a Contract to provide such crude oil logistics services.

(h)                                 Each Jamex Party will execute and deliver, or cause to be executed and delivered, such transfers, assignments, endorsements, consents and other instruments and take such actions as may be necessary or advisable to demonstrate that, as between Bridger and such Jamex Party, Bridger is the owner of certain products stored at the Berthold Facility.

9.                                      Covenants of the FGP Parties.

(a)                                 [Reserved.]

(b)                                 FGP hereby irrevocably waives, with respect to Jamex and its Affiliates, the application of Section 2.13 of that certain Registration Rights Agreement, dated as of June 24, 2015, by and among FGP, Jamex, Rios Holdings, Inc. and Gamboa Enterprises, LLC, which agreement shall continue in full force and effect with respect to the other parties thereto in accordance with its terms and conditions, but (as between FGP and Jamex) neither FGP nor Jamex shall have any further obligations to the other under such agreement.

(c)                                  FGP and the other FGP Parties will do, or cause to be done, all things necessary for FGP OLP to comply with the terms and provisions contained in the Working Capital Note applicable to FGP OLP.

(d)                                 Each FGP Party will execute and deliver, or cause to be executed and delivered, such transfers, assignments, endorsements, consents and other instruments and take such actions as may be necessary or advisable to demonstrate that, as between Bridger and such Jamex Party, Bridger is the owner of certain products stored at the Berthold Facility.

10.                               Indemnification.

(a)                                 From and after the Effective Date, the Jamex Parties shall jointly and severally indemnify and defend the FGP Parties and their respective Affiliates, representatives (including directors, managers, officers, employees, consultants, financial advisors, counsel and accountants) (collectively, the “FGP Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, actually incurred or sustained by, or imposed upon, the FGP Indemnitees as a result of (i) any breach of any of the representations or warranties of the Jamex Parties contained in this Agreement, as of the date such representation or warranty was made, or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Jamex Parties pursuant to this Agreement (except in each case to the extent relating to or arising out of any Claim or other matter released or purported to be released pursuant to Section 4, which is addressed solely and exclusively in clauses (ii) and (iii) of Section 4(e)).

(b)                                 From and after the Effective Date, the FGP Parties shall jointly and severally indemnify and defend the Jamex Parties and their respective Affiliates, representatives (including directors, managers, officers, employees, consultants, financial advisors, counsel and accountants) (collectively, the “Jamex Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses actually incurred or sustained by, or imposed upon, the Jamex Indemnitees as a result of (i) any breach of any of the representations or warranties of the FGP Parties contained in this Agreement, as of the date such representation or warranty was made, or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the FGP Parties pursuant to this Agreement (except in each case to the extent relating to or arising out of any Claim or other matter released or purported to be released pursuant to Section 4, which is addressed solely and exclusively in clause (i) of Section 4(e)).

11.                               Miscellaneous.

(a)                                 Survival. All covenants, agreements, indemnities, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(b)                                 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof will be struck from the remainder of this Agreement, which will remain in full force and effect.  This Agreement will be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Parties under this Agreement.

(c)                                  Further Assurances. From time to time and without additional consideration, each Party will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments and take such other actions as may be necessary or advisable to carry out its respective obligations under this Agreement. For the purposes of clarity, nothing herein shall be construed to create an obligation (i) on the part of any FGP Party to fulfill any obligation contemplated hereunder to be fulfilled by any Jamex Party or (ii) on the part of any Jamex Party to fulfill any obligation contemplated hereunder to be fulfilled by any FGP Party.

(d)                                 Costs and Attorneys’ Fees.  Except to the extent otherwise provided herein or in any other Transaction Agreement, each Party shall bear its own costs (including any third party expenses) and attorneys’ fees in relation to the negotiation and preparation of this Agreement and the other Transaction Agreements.

(e)                                  Voluntary Waiver of Rights.  The Parties acknowledge and agree that they have reviewed this Agreement and the other Transaction Agreements, have been afforded a reasonable period of time in which to consider this Agreement and the other Transaction Agreements, and have been provided adequate time to consult with an attorney or other advisor of their choosing.  The Parties further acknowledge and agree that they are voluntarily entering into this Agreement and the other Transaction Agreements, as applicable, after full disclosure of all the facts and circumstances surrounding the execution of this Agreement and the other Transaction Agreements and their respective legal effects. Each Party understands these rights and responsibilities and shall comply fully therewith.

(f)                                   Parties in Interest.  This Agreement is not assignable without the written consent of all Parties, and any purported assignment in violation of the foregoing shall be void ab initio.  Notwithstanding the foregoing, any FGP Party shall be entitled to (i) assign any or all of its rights and obligations hereunder to any of its Affiliates or (ii) collaterally assign any or all of its rights and obligations hereunder to any provider of debt financing to such FGP Party, in each case without securing consent thereto from the Jamex Parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by all Parties and their respective successors and permitted assigns.

(g)                                  Amendment and Waiver.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.  The failure of either Party hereto to exercise any rights or privileges hereunder shall not be construed as a waiver of any such rights or privileges hereunder.

(h)                                 Notices.  All notices, demands or other communications to be given or delivered under this Agreement must be in writing and will deemed to have been given (i) if sent by registered or certified mail, on the third day after the date of mailing or (ii) if personally delivered (including by Federal Express or other express courier service), upon personal delivery.

Notices, demand, or other communications to the Jamex Parties shall be sent to the following address or such other address or to the attention of such other Person as such Jamex Party shall have specified by prior written notice to the FGP Parties:

Jamex Marketing, LLC or Jamex Unitholder, LLC

3838 Oak Lawn Avenue

Suite 1150

Dallas, Texas  75219

Attention: General Counsel

James Ballengee

3838 Oak Lawn Avenue

Suite 1150

Dallas, Texas  75219

Notices, demand, or other communications to the FGP Parties shall be sent to the following address or such other address or to the attention of such other Person as the such FGP Party shall have specified by prior written notice to the Jamex Parties:

Ferrellgas Partners, L.P.

7500 College Boulevard

Suite 1000

Overland Park, Kansas  66210

Attention: General Counsel, Trent Hampton

(i)                                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, and shall become effective when signed by each of the Parties and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart.

(j)                                    Entire Agreement.  Except as otherwise provided herein, this Agreement and the other Transaction Agreements (and each of the agreements contemplated hereby and thereby) set forth the entire agreement and understanding among the Parties as to the subject matter hereof, and merge and supersede all prior discussions, agreements, and understandings of every kind and nature among them.  No Party shall be bound by any condition, definition, warranty or representation, other than as expressly set forth or provided for in the Transaction Agreements.  The Parties acknowledge that no Party, nor anyone else acting on any such Party’s behalf, has made any promise or representation regarding the Transaction Agreements except as expressly stated herein or therein.

(k)                                 Construction. No Transaction Agreement shall be construed in favor of or against any Party on the basis that the Party did or did not author this Agreement or any other Transaction Agreement.  It is intended that this Agreement shall be comprehensive in nature and shall be construed liberally to effect its purposes.

(l)                                     Confidentiality.  Except to the extent disclosed in the Form 8-K in accordance with Section 5 or as otherwise required to be disclosed by applicable Law, without the prior consent of the other Party, the existence of this Agreement and the terms of this Agreement shall remain confidential and shall not be disclosed to anyone by the Parties, agents, related parties cited herein or their representatives, other than to the Parties’ attorneys or tax or financial advisors for the purpose of seeking professional advice from such attorneys and tax or financial advisors.

(m)                             No Reliance on Representations or Assumed Facts.  THE PARTIES ALSO ACKNOWLEDGE THE CONTESTED AND ADVERSARIAL NATURE OF THE UNDERLYING DISPUTES, AND STIPULATE THAT IN EXECUTING THIS AGREEMENT THEY ARE NOT RELYING ON ANY REPRESENTATION BY ANY OTHER PARTY OR ITS  EMPLOYEES, AGENTS, REPRESENTATIVES, OR ATTORNEYS WITH REGARD TO (1) FACTS UNDERLYING THE DISPUTES, (2) THE SUBJECT MATTER OR EFFECT OF THIS AGREEMENT, AND (3) ANY OTHER FACTS OR ISSUES THAT MIGHT BE DEEMED MATERIAL TO THE DECISION TO ENTER INTO THIS AGREEMENT, OTHER

THAN AS MAY BE SPECIFICALLY SET FORTH IN THE TRANSACTION AGREEMENTS.

(n)                                 Binding Agreement.  This Agreement is binding on the Parties and not subject to revocation, repudiation or withdrawal of consent, even if one or more of them shall become debtors in a bankruptcy proceeding.  To the extent permitted by applicable Law, this Agreement shall bind any trustee or representative appointed for a debtor’s estate.  This binding effect is an integral part of this Agreement.

(o)                                 Governing Law.  The validity, effect, and construction of this Agreement shall be governed by the Laws of the State of Texas. Each of the Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

WHEREFORE, with the intent of being fully bound by each and every obligation, term and condition contained herein, the Parties have this day executed this Agreement.

[signature pages follow]

THE STATE OF Texas COUNTY OF Dallas

BEFORE ME, the undersigned authority, on this day personally appeared James Ballengee, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his individual capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Texas COUNTY OF Dallas

BEFORE ME, the undersigned authority, on this day personally appeared James Ballengee, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his individual capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Texas COUNTY OF Dallas

BEFORE ME, the undersigned authority, on this day personally appeared James Ballengee, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his individual capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Texas COUNTY OF Dallas

BEFORE ME, the undersigned authority, on this day personally appeared James Ballengee, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his individual capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Missouri COUNTY OF Clay

BEFORE ME, the undersigned authority, on this day personally appeared Alan C. Heitmann, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his representative capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 25th day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Missouri COUNTY OF Clay

BEFORE ME, the undersigned authority, on this day personally appeared Alan C. Heitmann, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his representative capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 25th day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Missouri COUNTY OF Clay

BEFORE ME, the undersigned authority, on this day personally appeared Alan C. Heitmann, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his representative capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 25th day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

THE STATE OF Missouri COUNTY OF Clay

BEFORE ME, the undersigned authority, on this day personally appeared Alan C. Heitmann, known to me to be the person whose name is subscribed to the foregoing Termination, Settlement and Release Agreement (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his representative capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 25th day of August, 2016.

[Signature Page to Termination, Settlement and Release Agreement]

Annex A

Specific Released Matters

•                  The Working Capital Dispute

•                  Claims relating to or arising out of, directly or indirectly, each agreement that is being terminated pursuant to Section 3(c)

Schedule 2(g)

Jamex Inventory at Bridger Locations
(As of June 30, 2016)

LOCATIONS	BARRELS

Berthold

BRGTS - Working Capacity	—
BRGTS - Tank Bottoms	792
BSTOR - Working Capacity	—
BSTOR - Tank Bottoms	18,358
19,150

Bridger Stations

Berthold	370
Stanley 3B	369
Stanley 3A	368
Trenton	899
Beaver Lodge	370
Alexander	320
Reserve	282
Little Muddy	468
Grenora	434
Barnhart	1,242
Colorado City	1,149
Sterling	416
6,687

Bridger Locations Inventory	25,837

Schedule 7(j)

Indebtedness; Liens

•                  Portfolio Loan Account Agreement (PLA #: [omitted]), dated as of July 28, 2015, by and between Morgan Stanley and Jamex

Schedule 8(a)(i)

Affiliate Contracts

•                  Jamex Parent or any Jamex Parent Subsidiary may from time to time enter into one or more buy/sell transactions or contracts (or similar transactions or contracts) with any Affiliate thereof involving the purchase or sale of crude oil or petroleum products (with pricing based on the prevailing market price for the relevant crude oil or petroleum product at the location at which title is transferred and otherwise on terms substantially as favorable to Jamex Parent or such Jamex Parent Subsidiary as would be reasonably obtainable by Jamex Parent or such Jamex Parent Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate).

Schedule 8(b)(i)

Energy Marketing Activities

•                  Stampede Crude Dakota, LLC and Silver Fuels, LLC (collectively, the “Non-Guarantors”) are not Guarantors and are not Jamex Parent Subsidiaries, but are owned in whole or in part, directly or indirectly, by Ballengee. Ballengee and each other Jamex Party is permitted to conduct any energy marketing activities within or through the Non-Guarantors to the extent that (i) such activities are consistent with activities conducted by such Non-Guarantors on or before the Effective Date and (ii) such activities were not consistent with (including by geographic area and/or type of specific activity) activities conducted by the Jamex Entities on or before the Effective Date.